UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32352

Delaware	26-0075658
(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 15, 2016, Twenty-First Century Fox, Inc. (the “Company”) reached agreement with Sky plc (“Sky”) on the terms of a recommended pre-conditional cash offer (the “Offer”) by the Company for the fully diluted share capital of Sky which the Company and its affiliates do not already own (the “Acquisition”).

Co-Operation Agreement

On December 15, 2016, the Company entered into a Co-Operation Agreement with Sky (the “Co-Operation Agreement”) pursuant to which the Company and Sky agreed to take certain steps to facilitate completion of the Acquisition. Pursuant to the terms of the Co-Operation Agreement, the Company and Sky have agreed to use all reasonable endeavors to secure the necessary antitrust and regulatory approvals in connection with the Acquisition as soon as reasonably practicable after the date of the Co-Operation Agreement and to cooperate and provide assistance in connection with obtaining such regulatory approvals.

The Co-Operation Agreement may be terminated (i) upon mutual written agreement, (ii) if the Independent Committee (as defined in the Co-Operation Agreement) of Sky withdraws or modifies its recommendation of the transaction, (iii) upon receipt by Sky of a Break Payment (as defined below) from the Company, (iv) upon consummation of a competing transaction, (v) when a competing transaction becomes effective or unconditional in all respects or is recommended by Sky’s directors, (vi) if meetings to approve the transaction are not held by specified dates or (vii) if any condition precedent has been invoked and the transaction was withdrawn.

The Co-Operation Agreement also provides for a £200 million break fee payable in cash by the Company (the “Break Payment”) in the event that regulatory approvals are not obtained prior to August 15, 2018, or in certain other circumstances described in the Co-Operation Agreement.

The Co-Operation Agreement reflects Sky’s and the Company’s intention to implement the Acquisition by way of a scheme of arrangement, subject to the ability of the Company to implement the Acquisition by way of a Takeover Offer (as such term is defined in the UK Companies Act).

Credit Agreement

To provide financing in connection with the Acquisition, on December 15, 2016, the Company and its 100% owned subsidiary 21st Century Fox America, Inc. (“21CFA” and together with the Company, the “Loan Party”) entered into a Bridge Credit Agreement (the “Credit Agreement”) with the lenders thereto, Goldman Sachs Bank USA, Deutsche Bank Securities Inc., and JPMorgan Chase Bank, N.A., as joint lead arrangers and bookrunners, Goldman Sachs Bank USA, Deutsche Bank AG Cayman Islands Branch, and J.P. Morgan Europe Limited as co-administrative agents, and J.P. Morgan Europe Limited as designated agent. The Credit Agreement provides for borrowings under (i) one tranche of loans of £7.7 billion with a maturity date of 364 calendar days following the date on which the lenders are required to fund the loans (the “Closing Date”) and (ii) another tranche of loans of £4.5 billion with a maturity date of 180 calendar days following the Closing Date. The Credit Agreement is unsecured. The obligations of the lenders to fund loans under the Credit Agreement (the “Commitment Period”) expires October 15, 2018, provided that in the case of a Takeover Offer (as such term is defined in the UK Companies Act), if the Closing Date occurs on or prior to October 15, 2018, the Commitment Period may extend for an additional 120 days beyond the Closing Date.

Beginning on December 15, 2016 (the “Commitment Date”) and continuing through the date on which the loans are advanced, or the termination of the commitments, 21CFA shall pay a commitment fee equal to a rate between 0.08% and 0.175% per year based on 21CFA’s public debt ratings multiplied by the aggregate daily amount of unused outstanding commitments. The commitment fee becomes payable 90 days following the Commitment Date. 21CFA has also agreed to pay a duration fee on each of the 90th, 180th and 270th day after the funding of the Loans in an amount equal to 0.50%, 0.75%, and 1.00%, respectively, of the aggregate amount of the advances and undrawn commitments outstanding at the time. The interest rates initially applicable to the advances vary from 0.875% per year to 1.50% per year based on 21CFA’s public debt ratings. The applicable interest rates increase by 0.25% every 90 days following the Closing Date.

The Credit Agreement contains customary affirmative and negative covenants, including limitations to the Loan Party’s ability to engage in transactions with affiliates, incur liens, merge into or consolidate with any other entity or incur subsidiary debt. Additionally, the Credit Agreement requires 21CFA to maintain a leverage ratio of 5.0 to 1.0, subject to reduction in certain instances.

Failure to satisfy the covenants under the Credit Agreement or the occurrence of other specified events that could constitute an event of default could, among other things, permit the lenders thereunder to terminate their commitments or accelerate the Loan Party’s repayment obligations. Borrowings under the Credit Agreement are subject to mandatory prepayment, and unfunded commitments under the Credit Agreement are subject to reduction by or with an amount equal to any proceeds from the incurrence of indebtedness, the issuance of equity, asset sales outside the ordinary course of business, and 21CFA’s obtaining the ability to use cash of Sky, in each case subject to exclusions.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company, 21CFA or the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company, 21CFA and the Company’s subsidiaries may have entered into or may enter into in the future certain engagements with one or more lenders or their affiliates relating to specific endeavors.

The foregoing summaries of the Offer, the Acquisition, the Co-Operation Agreement and the Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Co-Operation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 and included under the heading “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	Other Events.

On December 15, 2016, the Company issued an announcement (the “UK Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers that it has reached an agreement with Sky on the terms of the Offer. Pursuant to the Offer, Sky shareholders will be entitled to receive £10.75 in cash for each Sky share (the “Cash Consideration”).

Under the terms of the Offer, if the Effective Date (as defined in the UK Announcement) has not occurred on or before December 31, 2017, Sky shareholders shall be entitled to receive a special dividend of 10 pence per Sky share, payable in 2018. Sky will not pay any dividends in 2017. The price of £10.75 per Sky share shall be reduced to the extent that Sky dividends in respect of the six months ending December 31, 2017 or the year ending June 30, 2017 exceed certain thresholds set forth in the UK Announcement.

It is intended that the Acquisition will be implemented by means of a scheme of arrangement under the UK Companies Act. However, the Company reserves the right to implement the Acquisition by way of a Takeover Offer (as that term is defined in the UK Companies Act), subject to the consent of the UK Panel on Takeovers and Mergers and the terms of the Co-Operation Agreement.

The Acquisition will be subject to the satisfaction (or waiver) of certain conditions, including the sanction of the scheme of arrangement to implement the Acquisition by the High Court of Justice of England and Wales and the approval of Sky’s shareholders. The conditions to the Acquisition are set out in full in the UK Announcement.

The foregoing summary of the UK Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the UK Announcement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

2.1	Co-Operation Agreement between Twenty-First Century Fox, Inc. and Sky plc, dated December 15, 2016.

10.1	Bridge Credit Agreement, dated as of December 15, 2016, among 21st Century Fox America, Inc. as borrower, Twenty-First Century Fox, Inc. as parent guarantor, the initial lenders named therein, Goldman Sachs Bank USA, Deutsche Bank AG Cayman Islands Branch and J.P. Morgan Europe Limited as co-administrative agents, J.P. Morgan Europe Limited as designated agent and Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A. as joint lead arrangers and joint bookrunners.

99.1	Announcement of Recommended Cash Offer for Sky plc by Twenty-First Century Fox, Inc., dated December 15, 2016.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the manner in which the parties plan to effect the Acquisition, the expected benefits and costs of the Acquisition, the expected timing of the completion of the Acquisition, the various conditions to which the Acquisition is subject, the terms of the Acquisition, the manner in which 21st Century Fox plans to finance the Acquisition, the effect of the Acquisition on 21st Century Fox’s and its subsidiaries’ future prospects, and the potential future financial impact of the Acquisition. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this Current Report are made only as of the date of this Current Report and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova

Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: December 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Co-Operation Agreement between Twenty-First Century Fox, Inc. and Sky plc, dated December 15, 2016.

10.1	Bridge Credit Agreement, dated as of December 15, 2016, among 21st Century Fox America, Inc. as borrower, Twenty-First Century Fox, Inc. as parent guarantor, the initial lenders named therein, Goldman Sachs Bank USA, Deutsche Bank AG Cayman Islands Branch and J.P. Morgan Europe Limited as co-administrative agents, J.P. Morgan Europe Limited as designated agent and Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A. as joint lead arrangers and joint bookrunners.

99.1	Announcement of Recommended Cash Offer for Sky plc by Twenty-First Century Fox, Inc., dated December 15, 2016.